Exhibit 99.1

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006  (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

CONTENTS

Pages

Report of independent registered public accounting firm	F-1

Balance sheets as of September 30, 2007 (unaudited), December 31, 2006 and 2005	F-2

Statements of income and comprehensive income for the nine-month periods ended September 30, 2007 and 2006 (unaudited), and the years ended December 31, 2006 and 2005	F-3

Statements of changes in shareholders' equity for the nine-month period ended September 30, 2007 (unaudited), and the years ended December 31, 2006 and 2005	F-4

Statements of cash flows for the nine-month periods ended September 30, 2007 and 2006 (unaudited), and the years ended December 31, 2006 and 2005	F-5

Notes to financial statements	F-6

CHINA PUBLIC SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Information Security Development Technology (Shenzhen) Company Ltd.

We have audited the accompanying balance sheets of Information Security Development Technology (Shenzhen) Company Ltd. as of December 31, 2006 and 2005, and the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Information Security Development Technology (Shenzhen) Company Ltd. at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ GHP Horwath, P.C.
Denver, Colorado
January 11, 2008

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
BALANCE SHEETS AS OF SEPTEMBER 30, 2007 (UNAUDITED),
DECEMBER 31, 2006 AND 2005
Expressed in U.S. dollars

	September 30,	December 31,	December 31,
	2007	2006	2005
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$193,764	$56,242	$36,787
Accounts receivable, net	951,160	17,069	8,881
Advances to suppliers	1,333,067	11,308	51,867
Due from shareholder	39,906	-	-
Inventories	-	59,695	383,068
Other receivables, prepayments and deposits	33,458	8,309	33,482
Deferred tax asset	-	-	8,786
Total current assets	2,551,355	152,623	522,871

Property and equipment, net	228,412	252,024	17,630
TOTAL ASSETS	$2,779,767	$404,647	$540,501

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,926	$-	$55,667
Customer advances	179,737	8,551	65,784
Other payables and accruals	86,208	41,374	161,829
Due to shareholder	-	-	194,258
Taxes payable	69,865	23,431	-
Total liabilities, all current	341,736	73,356	477,538

SHAREHOLDERS' EQUITY
Registered capital	1,285,403	120,671	120,671
Retained earnings/(deficit)	1,059,972	182,113	(58,333)
Statutory reserves	20,337	20,337	-
Accumulated other comprehensive income	72,319	8,170	625
Total shareholders' equity	2,438,031	331,291	62,963

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,779,767	$404,647	$540,501

See accompanying notes to financial statements.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
Expressed in US dollars

	For the nine	For the nine	For the year	For the year
	months ended	months ended	ended	ended
	September 30,	September 30,	December	December
	2007	2006	31, 2006	31, 2005
	(unaudited)	(unaudited)

Revenues	$5,773,503	$991,304	$1,521,792	$784,203

Cost of goods sold	(4,485,843)	(695,415)	(990,082)	(552,523)

Gross profit	1,287,660	295,889	531,710	231,680

Selling expense	(94,552)	(73,242)	(101,246)	(41,134)

General and administrative expense	(155,581)	(95,012)	(125,606)	(70,295)

Income from operations	1,037,527	127,635	304,858	120,251

Interest income/(expense)	301	27	56	(2,695)

Income before income taxes	1,037,828	127,662	304,914	117,556

Income taxes	(159,969)	(21,087)	(44,131)	(18,893)

Net income	877,859	106,575	260,783	98,663

Foreign currency translation gain	64,149	2,611	7,545	629

Comprehensive income	$942,008	$109,186	$268,328	$99,292

See accompanying notes to financial statements.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2007 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
Expressed in US dollars

				Accumulated
		Retained		other
	Registered	earnings/	Statutory	comprehensive
	capital	(deficit)	reserves	income	Total

BALANCE AT JANUARY 1, 2005	$120,671	$(156,996)	$-	$(4)	$(36,329)

Foreign currency translation adjustment	-	-	-	629	629

Net income for the year	-	98,663	-	-	98,663

BALANCE AT DECEMBER 31, 2005	120,671	(58,333)	-	625	62,963

Foreign currency translation adjustment	-	-	-	7,545	7,545

Net income for the year	-	260,783	-	-	260,783

Appropriation to statutory reserves	-	(20,337)	20,337	-	-

BALANCE AT DECEMBER 31, 2006	120,671	182,113	20,337	8,170	331,291

Issuance of capital (unaudited)	1,164,732	-	-	-	1,164,732

Foreign currency translation adjustment (unaudited)	-	-	-	64,149	64,149

Net income for the period (unaudited)	-	877,859	-	-	877,859

BALANCE AT SEPTEMBER 30, 2007 (UNAUDITED)	$1,285,403	$1,059,972	$20,337	$72,319	$2,438,031

See accompanying notes to financial statements.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
Expressed in US dollars

	For the nine	For the nine	For the year	For the year
	months ended	months ended	ended	ended
	September 30,	September 30,	December 31,	December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$877,859	$106,575	$260,783	$98,663
Adjustments to reconcile net income to net cash provided from
(used in) operations
Depreciation	49,420	36,497	51,972	5,313
Deferred taxes		8,847	8,887	18,893

Changes in operating assets and liabilities
Decrease (increase) in inventories	60,796	267,018	328,994	(143,395)
(Increase) decrease in accounts and other receivables	(938,478)	(28,901)	17,993	127,050
(Increase)decrease in advances to suppliers	(1,294,075)	33,242	41,387	(15,257)
Increase in amount due from shareholder	(39,084)	-	-	-
Decrease in amount due to shareholder	-	(122,220)	(196,485)	(46,528)
Increase (decrease) in accounts and other payables	3,346	(55,509)	(59,082)	43,762
Increase (decrease) in customer advances and accruals	212,075	44,525	(178,548)	(82,633)
Increase in taxes payable	44,562	12,240	22,948	-

Net cash (used in) provided by operating activities	(1,023,579)	302,314	298,849	5,868

INVESTING ACTIVITIES
Purchase of property and equipment	(16,447)	(277,543)	(280,974)	(8,283)

Net cash used in investing activities	(16,447)	(277,543)	(280,974)	(8,283)

FINANCING ACTIVITIES
Proceeds from issuance of capital	1,164,732	-	-	-

Net cash provided by financing activities	1,164,732	-	-	-

EFFECT OF EXCHANGE RATE CHANGES ON CASH	12,816	1,046	1,580	970

NET INCREASE IN CASH AND CASH EQUIVALENTS	124,706	24,771	17,875	(2,415)

CASH AND CASH EQUIVALENTS, BEGINNING	56,242	36,787	36,787	38,232

CASH AND CASH EQUIVALENTS, ENDING	$193,764	$62,604	$56,242	$36,787

Supplemental disclosure of cash flow information Income taxes paid	$115,407	$-	$12,296	$-

See accompanying notes to financial statements.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
Expressed in US dollars

1.

ORGANIZATION AND PRINCIPAL ACTIVITIES

Information Security Development Technology (Shenzhen) Company Ltd. (the “Company”) was incorporated in the People’s Republic of China (“PRC”) in July 2002 with a registered and paid-in capital of Renminbi (“RMB”) 1,000,000 ($120,671). In April 2007, the Company’s registered and paid-in capital was increased to RMB10,000,000 ($1,285,403).

The principal activities of the Company are the sale of computer hardware and software, and the provision of Certificate Authority, or CA, an application platform and e-Government solution technology.  The CA certification allows the Company to issue digital certificates which contain a public key and identity of the owner. The CA also attests that the public key contained in the certificate belongs to the person, organization, server or other entity noted in the certificate. The Company is an exclusive CA application provider for the Shenzhen municipality in the PRC.

On November 7, 2007, China Public Security Technology, Inc. ("CPBY") and its wholly-owned subsidiary, China Public Security Holdings Limited, entered into an agreement with Cheer Crown International Investment Limited, a Hong Kong company, and Mr. Dongwei Gao, an individual, for the purchase of Fortune Fame International Investment Limited (“Fortune Fame”), a Hong Kong corporation, under which the CPBY group acquired 100% ownership of Fortune Fame. Fortune Fame has no assets other than being the holding company of the Company. Because Fortune Fame Limited had no substantive business operations since its formation by the owners of the Company in July 2007 until it acquired Information Security Development Technology (Shenzhen) Company Ltd. on October 26, 2007, the financial statements included herein present the financial condition, results of operations and cash flows of Information Security Development Technology (Shenzhen) Company Ltd. through September 30, 2007.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(b)

Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. The Company typically grants standard credit terms to customers in good credit standing. An estimate for doubtful accounts is made, usually when collection of the full amount is no longer probable. The estimate of doubtful accounts is based on management’s evaluation of account aging and customer payment history.  At September 30, 2007 (unaudited) and December 31, 2006, management determined that no allowance was necessary.  At December 31, 2006, trade receivables were due from one customer, and two customers accounted for 44% and 15%, of total revenues for the year ended December 31, 2006. At December 31, 2005, trade receivables were due from one customer, and two customers accounted for 43% and 17% of revenues for the year ended December 31, 2005. At September 30, 2007 (unaudited) three customers accounted for 23%, 21% and 14% of trade receivables and another three customers accounted for 31%, 21% and 15% of total revenues for the nine months ended September 30, 2007 (unaudited).

(c)

Advances to Suppliers

Advances to suppliers represents the cash paid in advance for the purchase of inventory items from suppliers.

(d)

Customer Advances

Customer advances represents cash received from customers as deposits/advance payments for the purchase of the Company’s products.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006 (UNAUDITED),
AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
Expressed in US dollars

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)

Inventories

Inventories are valued at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

The Company performs an analysis of slow-moving or obsolete inventory periodically and any necessary valuation reserves, which could potentially be significant, are included in the period in which the evaluations are completed At September 30, 2007 (unaudited) and December 31, 2006 and 2005, inventories consisted of computer hardware and software purchased for resale, and management determined that no allowance was necessary.

During the nine months ended September 30, 2007 and 2006 (unaudited), and the years ended December 31, 2006 and 2005, approximately 99%, 97% 98% and 91% of total inventory purchases were from three unrelated suppliers. Although the Company currently purchases substantially all of it inventories from three suppliers, management believes that the Company could change suppliers without causing any significant delays in delivery to customers and without loss of revenues

(f)

Property and Equipment

Property and equipment is comprised of electronic equipment and is carried at cost less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives of 5 years, using the straight-line method. The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the net income. The cost of maintenance and repairs is charged to operations as incurred, whereas significant renewals and betterments are capitalized.

(g)

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of September 30, 2007, December 31, 2006 and 2005.

(h)

Fair Value of Financial Instruments

Management has estimated that the carrying amounts of non-related party financial instruments approximate their fair values due to their short-term maturities. The fair value of the amount due from (to) shareholders is not practicable to estimate due to the related party nature of the underlying transactions.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
 NOTES TO FINANCIAL STATEMENTS
 FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006  (UNAUDITED),
 AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
 Expressed in US dollars

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)

Economic and Political Risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, including its financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(j)

Revenue Recognition

Revenues from sales of computer software and hardware, are recognized in accordance with Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, and Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and related interpretations. The customer arrangements do not require significant production, modification or customization of software and do not contain services considered to be essential to the functionality of the software; revenues are recognized when the following four criteria are met:

●

Persuasive evidence of an arrangement exists - The Company requires evidence of an agreement with a customer specifying the terms and conditions of the products to be delivered typically in the form of a signed contract or purchase order.

●

Delivery has occurred - For product sales, delivery generally takes place when title to the products are shipped to or accepted by the customers.

●

The fee is fixed or determinable - Fees are fixed or determinable based on the contract or purchase order terms.

●

Collection is probable - The Company performs a credit review of all customers with significant transactions to determine whether a customer is creditworthy and collection is probable.

The Company also generates revenues from system integration contracts, software product development and software and hardware maintenance. Generally, when the services are determined to be essential to the functionality of the products delivered, the Company recognizes revenue using the percentage of completion method of accounting in accordance with SOP 97-2 and 81-1 “Accounting for Long-term Construction Type Contracts”. The percentage of completion for each contract is estimated based on the ratio of direct labor hours incurred to total estimated direct labor hours.

(k)

Retirement Plan

Retirement benefits in the form of contributions under a defined contribution retirement plan to the relevant authorities are charged to the statements of income as incurred. The retirement benefit expenses (included in general and administrative expenses) for the nine months ended September 30, 2007 and 2006 (unaudited) and for the year ended December 31, 2006 and 2005 were $26,173, $11,562, $17,442 and $886, respectively.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
 NOTES TO FINANCIAL STATEMENTS
 FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006  (UNAUDITED),
 AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
 Expressed in US dollars

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)

Foreign Currency Translation

The functional currency of the Company is the RMB and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and shareholders' equity is translated at historical exchange rates. Translation adjustments are included in comprehensive income in the accompanying statements of income and comprehensive income.

The exchange rates adopted are as follows:

	September 30, 2007	September 30, 2006	December 31, 2006	December 31, 2005

Year/period end RMB exchange rate	7.5176	7.9168	7.8175	8.0734
Average RMB exchange rate	7.6758	8.0183	7.9819	8.2033

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation

(m)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates.

(n)

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109 “Accounting for Income Taxes.” This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance for de-recognition of tax positions, financial statement classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
 NOTES TO FINANCIAL STATEMENTS
 FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006  (UNAUDITED),
 AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
 Expressed in US dollars

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company was not subject to U.S. federal tax examinations and is subject to PRC tax laws. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the nine months ended September 30, 2007 and 2006 (unaudited) and for the years ended December 31, 2006 and 2005.

(o)

Sales, use and other Value Added Tax

Revenue is recorded net of applicable state, use and other Value Added Tax.

(p)

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standard No. 141 (R), Business Combinations (“SFAS 141 (R)”),which becomes effective for fiscal periods beginning after December 15, 2008 (September 1, 2009 for the Company). SFAS No. 141 (R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB 51 (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008 (September 1, 2009 for the Company). This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 allows companies the choice to measure many financial instruments and certain other items at fair value. This gives a company the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 (September 1, 2008 for the Company). The Company is currently evaluating the impact of this standard on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, (“FAS 157”), which establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. FAS 157 is effective for fiscal years, and the interim periods within those fiscal years, beginning after November 15, 2007 (September 1, 2008 for the Company). The Company is currently evaluating the impact of this standard on its financial statements.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
 NOTES TO FINANCIAL STATEMENTS
 FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006  (UNAUDITED),
 AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
 Expressed in US dollars

3.

PROPERTY AND EQUIPMENT

At September 30, 2007 (unaudited), December 31, 2006 and 2005, property and equipment consists of:

	September 30, 2007	December 31, 2006	December 31, 2005
	(unaudited)
Electronic equipment	$344,860	$315,481	$27,692

Less: accumulated depreciation	(116,448)	(63,457)	(10,062)
Property and equipment, net	$228,412	$252,024	$17,630

Depreciation expense for the nine months ended September 30, 2007 and 2006 (unaudited), and the years ended December 31, 2006 and 2005 was $49,420, $36,497, $51,972 and $5,313, respectively.

4.

DUE FROM (TO) SHAREHOLDER

One of the Company’s shareholders had advanced RMB1,568,320 (approximately $194,258) to the Company as of December 31, 2005. The cash advance was interest free, had no fixed term of repayment, was unsecured and was repaid in 2006.

As of September 30, 2007(unaudited), the same shareholder owed the Company RMB300,000 (approximately $39,906), which was interest free and had no fixed term of repayment. This amount has been fully collected in December 2007.

5.

INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC and is subject to the PRC’s enterprise income tax, or EIT. The statutory rate is 33%. However, since the Company is located in the Shenzhen Economic Special Zone, it is entitled to a permanent preferential income tax rate of 15% of assessable profits.

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to enterprises operating in the Shenzhen Special Economic Zone, to income tax expense is as follows:

	September 30, 2007	September 30, 2006	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)
PRC federal statutory tax rate	15%	15%	15%	15%

Computed expected income tax expense	$155,674	$19,149	$45,737	$17,633

Temporary difference between PRC taxable income and income in accordance with US GAAP	4,295	1,938	(1,606)	1,260

Income tax expense	$159,969	$21,087	$44,131	$18,893

The deferred tax asset as of December 31, 2005 represents tax losses brought forward that were utilized in 2006.  There are no significant deferred tax assets at September 30, 2007 (unaudited) or December 31, 2006.

INFORMATION SECURITY DEVELOPMENT TECHNOLOGY (SHENZHEN) COMPANY LTD.
 NOTES TO FINANCIAL STATEMENTS
 FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006  (UNAUDITED),
 AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005
 Expressed in US dollars

5.

INCOME TAXES (CONTINUED)

Income tax expense for the nine months ended September 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006 and 2005 is as follows:

	September 30, 2007	September 30, 2006	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)
Current	$159,969	$12,301	$35,345	$-
Deferred	-	8,786	8,786	18,893
Income tax expense	$159,969	$21,087	$44,131	$18,893

6.

ADVANCES TO SUPPLIERS

The Company has made payments to unrelated suppliers in advance of receiving merchandise. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $1,333,067 $11,308 and $51,867 as of September 30, 2007 (unaudited), and December 31, 2006 and 2005, respectively.

7.

COMMITMENTS AND CONTINGENCIES

(a)

Leases

During 2007, 2006 and 2005, the Company leased offices in Shenzhen, PRC, under a lease agreement that will expire on May 27, 2008. Rent expense for the nine month periods ended September 30, 2007 and 2006 (unaudited), and the years ended December 31, 2006 and 2005 was approximately $46,302, $18,777, $30,243 and $4,388, respectively.

Future minimum lease payments for this office lease as of September 30, 2007 were approximately $39,800.

(b)

The Company did not have any material long-term debt obligations, capital lease obligations, or purchase obligations as of September 30, 2007.

8.

STATUTORY RESERVE

The Company’s income is distributable to its shareholders after transfer to statutory reserves as required under relevant PRC laws and regulations and the Company’s articles of association. As stipulated by the relevant laws and regulations in the PRC, the Company is required to maintain a statutory surplus reserve fund which is non-distributable. Appropriation to such reserves is made out of net profit after taxation of the statutory financial statements of the Company as a proportion of income after taxation of 10%.

The statutory surplus reserve fund can be used to make up prior year losses, if any, and can be applied in conversion into capital by means of capitalization issue. The appropriation may cease to apply if the balance of the fund has reached 50% of the relevant entity’s registered capital.

For the year ended December 31, 2006, $20,337 (RMB158,987) was appropriated for this purpose.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Expressed in US dollars

On November 7, 2007, China Public Security Technology, Inc. (“CPBY") and its wholly-owned subsidiary China Public Security Holdings Limited, a British Virgin Islands company, acquired 100% of the equity of Fortune Fame International Investment Limited (“Fortune Fame”) which is the holding company of Information Security Development Technology (Shenzhen) Company Ltd. (“ISDT”). Because Fortune Fame had no substantive business operations since its formation by the owners of ISDT in July 2007 until it acquired ISDT on October 26, 2007, the financial statements included herein present the financial condition, results of operations and cash flows of ISDT through September 30, 2007.

CPBY agreed to pay RMB53,000,000 (approximately $7.1 million) in cash and issue 883,333 shares of CPBY’s common stock in exchange for 100% ownership of Fortune Fame. $1,313,836 (RMB10,000,000) of the purchase price was paid as a deposit on August 17, 2007, and the balance of the cash portion of the purchase price $5,719,911 (RMB43,000,000) was paid in October 2007. The 883,333 shares were issued on November 7, 2007.

The operational control of ISDT passed to CPBY and all assets of ISDT were acquired by CPBY effective November 1, 2007.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed consolidated financial statements.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on September 30, 2007. The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2007 and the year ended December 31, 2006, give effect to the acquisition as if it had been consummated on January 1, 2007 and 2006, respectively.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of ISDT (included herein) as well as those of CPBY. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that CPBY believes are reasonable.

CHINA PUBLIC SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2007
Expressed in US Dollars

	Historical		Pro Forma		PRO
	CPBY	ISDT	Adjustments		FORMA
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,839,082	$193,764	$(5,719,911)	(a)	$3,312,935
Restricted cash	584,668	-			584,668
Accounts receivable, net	10,255,808	951,160			11,206,968
Due from shareholder	-	39,906			39,906
Inventories, net	2,188,434	-			2,188,434
Advances to suppliers	1,374,797	1,333,067			2,707,864
Other receivables and deposits	883,778	33,458			917,236
Total current assets	24,126,567	2,551,355			20,958,011

Property and equipment, net	13,395,518	228,412			13,623,930
Intangible assets	569,775	-	4,312,414	(b)	4,882,189
Deposit for business acquisition	1,331,558	-	(1,331,558)	(a)	-
Goodwill	-	-	7,367,688	(b)	7,367,688
TOTAL ASSETS	$39,423,418	$2,779,767	4,628,633		$46,831,818

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,234,738	$5,926			$2,240,664
Customer advances	175,944	179,737			355,681
Other payables and accruals	423,833	86,208			510,041
Due to a director	82,304	-			82,304
Taxes payable	201,457	69,865			271,322
Total current liabilities	3,118,276	341,736			3,460,012

MINORITY INTESEST	10,081,360	-			10,081,360

SHAREHOLDERS' EQUITY
Common stock	128,684	1,285,403	(1,285,403)	(b)	137,517
			8,833	(a)
Additional paid-in capital	13,232,527	-	7,057,831	(a)	20,290,358
Retained earnings	11,159,722	1,059,972	(1,059,972)	(b)	11,159,722
Statutory reserves	855,310	20,337	(20,337)	(b)	855,310
Accumulated other comprehensive income	847,539	72,319	(72,319)	(b)	847,539
Total shareholders' equity	26,223,782	2,438,031			33,290,446

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$39,423,418	$2,779,767	4,628,633		$46,831,818

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA PUBLIC SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
Expressed in US Dollars

	Historical		Pro Forma	PRO
	CPBY	ISDT	Adjustments	FORMA

Revenues	$13,121,765	$5,773,503		$18,895,268
Revenues from related party	5,476,256	-		5,476,256
Total revenues	18,598,021	5,773,503		24,371,524

Cost of goods sold	(6,052,886)	(4,485,843)		(10,538,729)

Gross profit	12,545,135	1,287,660		13,832,795

Selling expense	(345,029)	(94,552)		(439,581)

General and administrative expense	(1,620,965)	(155,581)	(316,765) (c)	(2,093,311)

Income from operations	10,579,141	1,037,527	(316,765)	11,299,903

Other expense, net	(83,471)	301		(83,170)

Income before taxes and minority interest	10,495,670	1,037,828	(316,765)	11,216,733

Minority interest	(45,000)	-		(45,000)

Income taxes	(30,288)	(159,969)		(190,257)

Net income	$10,420,382	$877,859	(316,765)	$10,981,476

Weighted Average Number Of Shares Outstanding
Basic	38,438,770		883,333	39,322,103
Diluted	38,871,098		883,333	39,754,431

Earnings Per Share
Basic	$0.27			$0.28
Diluted	$0.27			$0.28

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA PUBLIC SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006
Expressed in US Dollars

	Historical		Pro Forma	PRO
	CPBY	ISDT	Adjustments	FORMA

Revenues	$989,755	$1,521,792		$2,511,547
Revenues from related party	1,185,449	-		1,185,449
Total revenues	2,175,204	1,521,792		3,696,996

Cost of goods sold	(89,934)	(990,082)		(1,080,016)

Gross profit	2,085,270	531,710		2,616,980

Selling expense	(60,013)	(101,246)		(161,259)

General and administrative expense	(142,510)	(125,606)	(406,156) (c)	(674,272)

Income from operations	1,882,747	304,858	(406,156)	1,781,449

Other Income/(expense), net	1,305	56		1,361

Income before income taxes	1,884,052	304,914	(406,156)	1,782,810

Income taxes	(289,403)	(44,131)		(333,534)

Net income	$1,594,649	$260,783	(406,156)	$1,449,276

Weighted Average Number Of Shares Outstanding
Basic	26,958,104		883,333	27,841,437
Diluted	26,958,104		883,333	27,841,437

Earnings Per Share
Basic	$0.06			$0.05
Diluted	$0.06			$0.05

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA PUBLIC SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Expressed in US dollars

(a)

To record the cash and share consideration paid for acquisition of 100% of the equity of ISDT.

(b)

To record allocation of the purchase price to goodwill and technology-based intangible assets upon acquisition and to eliminate the stockholders' equity of ISDT.

(c)

To account for the amortization of the technology-based intangible assets arising upon the acquisition of ISDT, the useful life of which is 10 years.